Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. (333-198593) and on Form S-8 Nos. (333-51702, 333-88554, 333-117494, and 333-195795) of Connecticut Water Service, Inc. of our reports dated March 16, 2015, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Connecticut Water Service, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Philadelphia, Pennsylvania
March 16, 2015